Exhibit 10.3
SEVENTH AMENDMENT TO CREDIT AGREEMENT

               THIS SEVENTH AMENDMENT, dated as of December 6, 2013 (this “Amendment”) to the Credit Agreement, dated as of June 24, 2009 (as amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and among COMTECH TELECOMMUNICATIONS CORP., a Delaware corporation (the “Company”), the Lenders party thereto and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.
WHEREAS, the Company has requested that the Lenders amend, and waive compliance with, certain provisions of the Credit Agreement, and the Lenders have agreed to amend and waive compliance with such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
1.     Amendments.
    (a)     The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:
“Basket Amount” shall mean, $650,000,000 (including any premium paid or discount received in connection therewith but excluding Transaction Costs), with respect to repurchases of Equity Securities other than the Replacement Convertible Notes.
“Revolving Credit Commitment Termination Date” shall mean (a) October 31, 2014 or, (b) in the event that the Borrower shall comply with all of the provisions set forth in Section 3.14 hereof, December 31, 2016.
(b)     Section 3.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
        “SECTION 3.14     Extension of Maturity Date.

(a)In the event that there are no Investor Notes outstanding on the Notice Date (as defined below): the Company may extend the Revolving Credit Commitment Termination Date from October 31, 2014 to December 31, 2016, so long as the Company shall have delivered to the Administrative Agent and the Lenders, by a date no earlier than October 1, 2014 nor later than October 15, 2014 (the “Notice Date”), the following:

(i)     an officer’s certificate, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that: (x) no Default or Event of Default has occurred and is then continuing, (y) there is no other convertible, institutional or other similar type debt of the Company outstanding with a maturity date on or prior to the proposed extended Revolving Credit Commitment Termination Date and (z) the Company is exercising its option to extend the Revolving Credit Commitment Termination Date from October 31, 2014 to December 31, 2016;

(ii)     a proforma balance sheet, along with projections (for the period through January 31, 2017, at a minimum), each to be in form and substance satisfactory to the Administrative Agent, demonstrating covenant compliance;

(iii)     evidence, reasonably satisfactory to the Administrative Agent that either: (x) the holders of all of the Company’s Investor Notes have elected to convert, or have already converted, such notes to equity, or (y) the Company has purchased, whether in open market transactions, through redemption or otherwise, all the Investor Notes, or (z) as a result of a combination of conversions described in clause (a)(iii)(x) and purchases described in clause (a)(iii)(y), there are no Investor Notes outstanding;

(iv)     payment to the Administrative Agent of all fees required to be paid in accordance with the fee letter dated the date hereof, for the pro-rata distribution to the Lenders; and

(v)     receipt by the Administrative Agent and the Lenders of (A) the Company’s Annual Report on Form 10-K (which shall include the financial statements described in Section 6.03(a)) and (B) the certificate of the Chief Financial Officer described in Section 6.03(c) hereof, all with respect to the fiscal year ended July 31, 2014.

(b)In the event that there are Investor Notes outstanding on the Notice Date: the Company may extend the Revolving Credit Commitment Termination Date from October 31, 2014 to December 31, 2016, so long as the Company shall have delivered to the Administrative Agent and the Lenders the following:

(i)     an officer’s certificate, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (x) no Default or Event of Default has occurred and is then continuing, (y) there is no other convertible, institutional or other similar type debt outstanding with a maturity date on or prior to the proposed extended Revolving Credit Commitment Termination Date and (z) the Company is exercising its option to extend the Revolving Credit Commitment Termination Date from October 31, 2014 to December 31, 2016;

(ii)     a proforma balance sheet, along with projections (for the period through January 31, 2017, at a minimum), each to be in form and substance satisfactory to the Administrative Agent, demonstrating covenant compliance.

(iii)     evidence, reasonably satisfactory to the Administrative Agent that the Company’s Cash and Cash Equivalents on hand is greater than $1,000 multiplied by the number of Investor Notes that the Company may thereinafter be required to redeem for repurchase, which totals $[applicable amount to be inserted on such date], in the aggregate;

(iv)     payment to the Administrative Agent of all fees required to be paid in accordance with the fee letter dated the date hereof, for the pro-rata distribution to the Lenders; and

(v)     receipt by the Administrative Agent and the Lenders of (A) the Company’s Annual Report on Form 10-K (which shall include the financial statements described in Section 6.03(a)) and (B) the certificate of the Chief Financial Officer described in Section 6.03(c) hereof, all with respect to the fiscal year ended July 31, 2014.

(c)     Other than as expressly set forth in this Section 3.14, no other amendments, modifications or waivers to the Credit Agreement shall be made or deemed made unless such amendments, modification or waivers are made in accordance with Section 10.04 hereof. Notwithstanding anything to the contrary herein, all repurchases and redemptions of the Investor Notes shall otherwise be in compliance with the terms and conditions of this Agreement which provide, among other things, for limitations on the “Basket Amount” and “Excess Equity Repurchases” in accordance with Section 7.13 hereof.

(d)     Notwithstanding anything to the contrary above, the Revolving Credit Commitment Termination Date, as extended in accordance with the terms described above, shall be subject to earlier termination if, on any date after April 30, 2014 that is the Business Day immediately preceding the date on which the Company is required to pay for any Investor Notes pursuant to the Company’s exercise of its redemption option (such payment date, a “Redemption Payment Date”), unless, as of the close of business on the Business Day immediately preceding such Redemption Payment Date, the Company’s Cash and Cash Equivalents on hand is greater than $1,000 multiplied by the number of Investor Notes that the Company must redeem on the Redemption Payment Date. The Company shall give the Administrative Agent and the Lenders not less than 15 calendar days prior written notice of such redemption and such notice shall provide a certification that no Default or Event of Default has occurred and is then continuing or would occur as a result of such redemption.
(c)     Section 5.02 is hereby amended by adding a new clause “(d)” immediately following clause “(c)” thereof:
(d)     Compliance with Financial Covenants. In the event that the Company shall request a Loan hereunder during the period from December 6, 2013 through and including the later of (x) October 14, 2014 or (y) the date that the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2014 is delivered to the Securities and Exchange Commission, the Company shall have delivered to the Administrative Agent and the Lenders, in addition to other certificates, documents and information required herein:
    (i)     if such Loan will be used to finance a Permitted Acquisition, a certificate from an Executive Officer of the Company (including supporting calculations reasonably satisfactory to the Administrative Agent) stating that the Company was in compliance with the financial covenants set forth in Section 7.12(a)(iii) hereof for the immediately preceding fiscal quarter or would have been in compliance with such financial covenants for the immediately preceding fiscal quarter as determined on a pro forma basis after giving effect to such Permitted Acquisition and, in addition, after giving effect to such requested Loan; and
    (ii)     if such Loan will be used to finance a Loan for any other purpose, a certificate from an Executive Officer of the Company (including supporting calculations reasonably satisfactory to the Administrative Agent) stating that the Company was in compliance with the financial covenants set forth in Section 7.12(a)(iii) hereof for the preceding fiscal quarter and would have been in compliance after giving effect to such requested Loan.
(d)     Section 7.12 is hereby amended and restated in its entirety to provide as follows:
(a)     For the fiscal quarters ending October 31, 2013, January 31, 2014 and April 30, 2014:

(i)In the event that Aggregate Outstandings were not greater than $0 during such fiscal period:

(x)     Minimum Consolidated Net Worth. Permit Consolidated Net Worth to be less than $200,000,000, at the end of such fiscal quarter.

(y) Maximum Consolidated Senior Secured Indebtedness/ Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Senior Secured Indebtedness to Consolidated Adjusted EBITDA to be greater than 3.00:1.00, at the end of such fiscal quarter.

(z)     Minimum Unrestricted Cash. Permit unrestricted domestic Cash or Cash Equivalent and/or Cash Collateral that is held at branches of any Lender to be less than $90,000,000, in the aggregate.

(ii)In the event that Aggregate Letters of Credit Outstanding were greater than $0, but the outstanding principal amount of the Revolving Credit Loans did not exceed $0 during such fiscal period:

(x)     Minimum Consolidated Net Worth. Permit Consolidated Net Worth to be less than $200,000,000, at the end of such fiscal quarter.

(y) Maximum Consolidated Senior Secured Indebtedness/ Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Senior Secured Indebtedness to Consolidated Adjusted EBITDA to be greater than 3.00:1.00, at the end of such fiscal quarter.

(z)     Minimum Unrestricted Cash. Permit unrestricted domestic Cash or Cash Equivalent and/or Cash Collateral (including Cash Collateral that is being held for any Cash-Secured Letters of Credit) that is held at branches of any Lender to be less than an aggregate amount equal to the sum of (A) $90,000,000 plus (B) Aggregate Letters of Credit Outstanding.

(iii)In the event that the outstanding principal amount of the Loans was greater than $0 during such fiscal period:

(v)     Minimum Consolidated Net Worth. Permit Consolidated Net Worth to be less than $200,000,000, at the end of such fiscal quarter.

(w) Maximum Consolidated Senior Secured Indebtedness/ Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Senior

Secured Indebtedness to Consolidated Adjusted EBITDA to be greater than 3.00:1.00, at the end of such quarter.

(x)     Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA to be less than $50,000,000, at the end of such fiscal quarter, as determined on a rolling four fiscal quarters basis, provided that this covenant shall only be tested during such period when Consolidated Total Indebtedness is less than $200,000,000.

(y)     Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of such fiscal quarter, to be less than 1.50:1.00.

(z)     Maximum Consolidated Total Indebtedness/Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Total Indebtedness to Consolidated Adjusted EBITDA to be greater than 4.00:1.00, at the end of such fiscal quarter.

(b)     For the fiscal quarter ending July 31, 2014 and for all fiscal periods thereafter:

(i)     Minimum Consolidated Net Worth. Permit Consolidated Net Worth to be less than $200,000,000, at the end of any fiscal quarter.

(ii)     Maximum Consolidated Senior Secured Indebtedness/ Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Senior Secured Indebtedness to Consolidated Adjusted EBITDA to be greater than 3.00:1.00, at the end of any fiscal quarter.

(iii)     Minimum Consolidated Adjusted EBITDA. Permit Consolidated Adjusted EBITDA to be less than $50,000,000, at the end of any fiscal quarter, as determined on a rolling four fiscal quarters basis, provided that this covenant shall only be tested during such period when Consolidated Total Indebtedness is less than $200,000,000.

(iv)     Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, at the end of any fiscal quarter, to be less than 1.50:1.00.

(v)     Maximum Consolidated Total Indebtedness/Consolidated Adjusted EBITDA. Permit the ratio of Consolidated Total Indebtedness to Consolidated Adjusted EBITDA to be greater than 4.00:1.00, at the end of any fiscal quarter.
(c)     Generally.
Compliance with all of the financial covenants contained in this Section 7.12 shall be determined by reference to the consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent in accordance with Section 6.03 hereof. All defined terms relating to accounting terms or to financial ratios or to the financial performance of the Company shall be determined and measured on a Consolidated basis.

(e)     The second sentence of Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
Notwithstanding the foregoing and subject to the next sentence, and so long as no Default or Event of Default has occurred and is then continuing or would occur as a result thereof, the Company shall be permitted to (i) pay cash dividends in the aggregate amount not to exceed the Annual Dividend Basket Amount, (ii) repurchase Equity Securities for cash in an aggregate amount not to exceed the Basket Amount (of which $369,248,000 (excluding Transactions Costs) has been expended as of October 31, 2013) and (iii) (a) at any time between October 31, 2013 and April 30, 2014 (the “Permitted Payment Period), pay any Excess Dividends and make any Excess Equity Repurchases, (b) at any time on or after May 1, 2014 through and including July 31, 2014, pay Excess Dividends and make Excess Equity Repurchases in an aggregate amount not to exceed, for the fiscal year ending July 31, 2014, fifty percent (50%) of the prior fiscal year's Consolidated Net Income (the “Permitted Excess Amount”), provided that the Company shall not make any Excess Dividends or Excess Equity Repurchases during the period from May 1, 2014 through and including July 31, 2014 if Excess Dividends paid and Excess Equity Repurchases made during the Permitted Payment Period were in excess of the Permitted Excess Amount, provided further that the Company’s failure to comply with this clause (b) shall not be deemed a breach of this Section 7.13 if such breach arose solely after giving effect to the Excess Dividends paid and Excess Equity Repurchases made during the Permitted Payment Period in accordance with clause (iii)(a) above, and (c) for the fiscal year commencing August 1, 2014 and for each fiscal year thereafter, pay Excess Dividends and make Excess Equity Repurchases in an aggregate amount not to exceed fifty percent (50%) of the prior fiscal year's Consolidated Net Income.

2.	Waiver.
Compliance with Section 7.13(c) of the Credit Agreement, Maximum Consolidated Total Indebtedness/Consolidated Adjusted EBITDA, is hereby waived for the fiscal quarter ended October 31, 2013, provided that the ratio Consolidated Total Indebtedness to Consolidated Adjusted EBITDA was not greater than 4.19:1.00 at the end of such fiscal quarter.

3.	Conditions to Effectiveness.
This Amendment shall become effective upon receipt by the Administrative Agent of (a) this Amendment duly executed by the Company, the Guarantors and the Lenders, (b) all fees required to be paid pursuant to the fee letter dated the date hereof and executed by the Administrative Agent and the Company, shall have been paid in full, and (c) such other documents, instruments or agreements that the Administrative Agent shall reasonably require with respect thereto.

4.	Miscellaneous.
Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.
Except as expressly amended and waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.
The amendments and waiver set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any

Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.
The Company hereby (i) represents and warrants that, after giving effect to this Amendment, (a) the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date and (b) no Default or Event of Default has occurred and is continuing and (ii) confirms that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.
The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment), (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company. Each of this Amendment and the Credit Agreement (as amended hereby), constitutes a legal, valid and binding obligation of the Company.
This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.
This Amendment shall constitute a Loan Document.
This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[next page is signature page]

IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent and as a
Lender

By:________________________
Name: Stuart N. Berman
Title: Vice President

MANUFACTURERS AND TRADERS TRUST
COMPANY, as a Lender

By:________________________
Name:
Title:

NEW YORK COMMERCIAL BANK, as a Lender

By:________________________
Name:
Title:

SANTANDER BANK, N.A. (formerly known as
Sovereign Bank, N.A.), as a Lender

By:________________________
Name:
Title:

COMTECH TELECOMMUNICATIONS
CORP.

By:_____________________________
Name:    Michael D. Porcelain
Title:    SVP, Chief Financial Officer

[Signature Page to Seventh Amendment]

Each of the undersigned, not as a party to the Credit Agreement but as a Guarantor under the Guaranty, dated June 24, 2009 and as a Grantor under the Security Agreement dated as of October 31, 2011 hereby (a) accepts and agrees to the terms of the foregoing Amendment, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms, (c) reaffirms and ratifies all the representations and covenants contained in each Loan Document in all material respects to which it is a party; (d) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any of the Loan Documents to which it is a party; and (e) confirms and agrees that the liens heretofore granted, pledged and/or assigned to the Administrative Agent for the benefit of the Lenders as security for the Obligations (as defined in the Security Agreement) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.
COMTECH SYSTEMS, INC.
COMTECH ANTENNA SYSTEMS, INC.
COMTECH EFDATA CORP. (successor-by-merger to Comtech AHA Corporation)
COMTECH PST CORP.
COMTECH MOBILE DATACOM CORPORATION
COMTECH XICOM TECHNOLOGY, INC.
COMTECH COMSTREAM, INC. (f/k/a Comtech Tiernan Video, Inc.)
COMTECH TOLT TECHNOLOGIES, INC.
COMTECH SYSTEMS INTERNATIONAL, INC.
COMTECH COMMUNICATIONS CORP.
ARMER COMMUNICATIONS ENGINEERING SERVICES, INC.
TIERNAN RADYNE COMSTREAM, INC.
COMTECH AEROASTRO, INC.
ANGELS ACQUISITION CORP.

By:___________________________
Name:    Michael D. Porcelain
Title:    SVP, Chief Financial Officer

[Signature Page to Seventh Amendment]